As filed with the Securities and Exchange Commission on June 30, 2008
Registration No. 333-72796

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-8
REGISTRATION STATEMENT
AND
POST-EFFECTIVE AMENDMENT
UNDER
THE SECURITIES ACT OF 1933

ESS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2928582
(State or Other	(IRS Employer
Jurisdiction of Incorporation)	Identification No.)
48401 FREMONT BOULEVARD
FREMONT, CA
(510) 492-1088
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1995 EMPLOYEE STOCK PURCHASE PLAN
1997 EQUITY INCENTIVE PLAN
1995 DIRECTORS’ STOCK OPTION PLAN
(Full title of the Plan)

Robert Blair
48401 FREMONT BOULEVARD
FREMONT, CA 94538
(510) 492-1088
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Peter Cohn, Esq.
Lowell Ness, Esq.
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
Reincorporation; assumption of Registration Statement
          On June 30, 2008, ESS Technology, Inc., a California corporation (the “Predecessor Registrant”), completed a reincorporation to the State of Delaware pursuant to the agreement and plan of merger dated February 21, 2008, among Predecessor Registrant, Registrant, Semiconductor Holding Corporation, a wholly owned subsidiary of Imperium Master Fund Ltd. (“Imperium”), and Echo Mergerco, Inc., a wholly owned subsidiary of Imperium, as approved by the shareholders at the 2008 annual meeting of shareholders held on June 27, 2008.
          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-72796), filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2001 by the Predecessor Registrant (the “Registration Statement”), relating to the 1995 Employee Stock Purchase Plan, 1997 Equity Incentive Plan and 1995 Directors’ Stock Option Plan, is being filed by ESS Technology, Inc., a Delaware corporation (the “Registrant” or the “Company” ) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the Predecessor Registrant following the reincorporation.
          In accordance with Rule 414(d) under the Securities Act, the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:
(a) The Predecessor Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2007;
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;
(c) The description of the Predecessor Registrant’s common stock, no par value, which is contained in the Predecessor Registrant’s Form 8-A Registration Statement filed under Section 12 of the Exchange Act on October 5, 1995, including any amendment or report filed for the purpose of updating such description;
All documents subsequently filed by the Predecessor Registrant and Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.
ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.
          The bylaws of the Company require the Registrant to indemnify its directors and officers to the maximum extent permitted by law and the Registrant has entered into indemnification agreements with each director and officer.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8. EXHIBITS.
The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Document
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP previously filed as an Exhibit to Form S-8, dated November 6, 2001.

23.1	Consent of PricewaterhouseCoopers LLP, An Independent Registered Public Accounting Firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement).
ITEM 9. UNDERTAKINGS.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed on the Registration Statement or any material change in such information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment no. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Fremont, State of California, on this 30th day of June, 2008.

By: / s / Robert L. Blair

Robert L. Blair
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment no. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 30th day of June, 2008.

Signature		Title

By:	/ s / Robert L. Blair	President, Chief Executive Officer and Director (Principal Executive Officer)

Robert L. Blair